FOREIGN CUSTODY MANAGER AGREEMENT

      AGREEMENT made as of May 21, 2001 between each of those funds in the Dreyfus Family of Funds listed on Schedule 2 hereto, as such Schedule may be revised from time to time (each a "Fund") and The Bank of New York ("BNY").

                              W I T N E S S E T H:

      WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

      WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as effective on June 12, 2000, with compliance required no later than July 2, 2001.

6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given, or may give, settlement instructions to BNY as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

1. The Fund on behalf of its Board hereby delegates the Responsibilities to BNY with respect to each Specified Country.

2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

                                  ARTICLE III.
                                RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System and in accordance with paragraph
(c)(3)(i) of the Rule the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian and the performance of the contract governing such arrangement; and (e) advise the Fund as soon as reasonably possible whenever BNY determines under the Monitoring System that an arrangement (including any material change in the contract governing such arrangement) with an Eligible Foreign Custodian no longer meets the requirements of the Rule.

2. For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of an Eligible Securities Depository (as defined in Rule 17f-7 under the Investment Company Act of 1940) or any depository located outside the United States that acts as or operates a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) such country's regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities. BNY may assume that the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other specified country.

3. BNY shall provide to the Board quarterly written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE IV.
                                 REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; and (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; (c) BNY has established and will maintain the Monitoring System; and
(d) BNY is a U.S. Bank as defined in paragraph (a)(7) of the Rule.

                                   ARTICLE V.
                                 CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement. The foregoing provisions of this Section 1 shall not in any way modify or supersede BNY's obligations to hold harmless and indemnify the Fund in accordance with
Article XV, paragraph 7 of the Custody Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of
Article II hereof, nor shall the Fund be liable to BNY or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement. The foregoing provisions of this Section 2 shall not in any way modify or supersede BNY's obligations to hold harmless and indemnify the Fund in accordance with Article XV, paragraph 7 of the Custody Agreement.

3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI.
                                  MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY with respect to BNY's rights and responsibilities as the Fund's foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement. By way of example only, this Agreement does not in any way modify or supersede BNY's obligation to hold harmless and indemnify the Fund in accordance with Article XV, paragraph 7 of the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor,, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 200 Park Avenue, New York, N.Y. 10166 or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than two hundred seventy (270) days after the date of such notice.

9. The obligations of the Fund hereunder shall be binding only upon the assets and property of the Fund and shall not be binding upon this assets or property or any board member, officer or shareholder of the Fund individually.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                               EACH FUND LISTED ON SCHEDULE 2 HERETO

                               BY:   /s/Steven F. Newman
                                     ------------------------------
                              Name:  Steven F. Newman

                              Title: Secretary/Assistant Secretary

                              THE BANK OF NEW YORK

                              BY:    /s/Edward G. Mcgann
                                   ---------------------------
                              Name:  Edward G. McGann
                              Title: Vice President

Rev. 10/20/00
fcmstd2.doc
(4-98)

                                   Schedule 1
                               Specified Countries

----------------------------------------------------------------------------------------------------------------------------------

COUNTRY/                                                   COUNTRY/
MARKET                      SUBCUSTODIAN(S)                MARKET               SUBCUSTODIAN(S)

Argentina                   Banco Rio De La Plata          Lithuania            Vilniaus Bankas
Australia                   National Australia Bank Ltd.   Luxembourg           Banque et Caisse d'Epargne del'Etat
Austria                     Bank Austria Ag                Malaysia             Hongkong  Bank Malaysia Berhad
Bahrain                     HSBC Bank Middle East          Mali                 Societe Generale de Banque en Cote d'ivoire
Bangladesh                  Standard Chartered Bank        Malta                HSBC Bank Malta P.l.c.
Belgium                     Banque Bruxelles Lambert       Mauritius            HSBC
Benin                       Societe Generale de            Mexico               Banco Nacional deMexico
                            Banques en Cote d'ivoire
Bermuda                     Bank of Bermuda Limited        Morocco              Banque Commerciale du Maroc
Bolivia                     Citibank, N.A.                 Namibia              Stanbic Bank Namibia Limited
Botswana                    Barclays Bank of Botswana Ltd. Netherlands          Fortis Bank (Nederland) N.V.
Brazil                      BankBoston, N.A.               New Zealand          National Australia Bank Ltd.
                                                                                (National Nominees Ltd.)
Bulgaria                    ING Bank                       Niger                Societe Generale de Banques en Cote d'ivoire
Burkina Faso                Societe Generale de Banques    Nigeria              Stanbic Merchant Bank Nigeria Limited
                            en Cote d'ivoire
Canada                      Royal Bank of Canada           Norway               Den Norske Bank ASA
Chile                       BankBoston, N.A.               Oman                 HSBC Bank Middle East
China                       Standard Chartered Bank        Pakistan             Standard Chartered Bank
Colombia                    Cititrust Colombia S.A.        Palestinian          HSBC Bank Middle East
                                                           Autonomous Area
Costa Rica                  Banco BCT                      Panama               BankBoston, N.A.
Croatia                     Privredna Banka Zagreb d.d.    Peru                 Citibank, N.A.
Cyprus                      Bank of Cyprus                 Philippines          HSBC
Czech Republic              Ceskoslovenska Obchodni        Poland               Bank Handlowy W Warszawie S.A.
                            Banka A.S.
Denmark                     Den Danske Bank                Portugal             Banco Comercial Portugues
EASDAQ                      Banque Bruxelles Lambert       Qatar                HSBC Bank Middle East
Ecuador                     Citibank, N.A.                 Romania              ING Bank
Egypt                       Citibank, N.A.                 Russia               Vneshtorgbank (Min Fin Bonds Only)/
                                                                                Credit Suisse First Boston AO
Estonia                     Hansabank Limited              Senegal              Societe Generale de Banques en Cote d'ivoire
Euromarket                  Clearstream                    Singapore            United Overseas Bank Limited/
                                                                                The Development Bank of Singapore Ltd.
Euromarket                  Euroclear                      Slovak Republic      Ceskoslovenska Obchodni Banka, A.S.
Finland                     Merita Bank plc                Slovenia             Bank Austria Creditanstalt d.d. Ljubljana
France                      BNP Paribas/Credit Agricole    South Africa         Societe Generale, Johannesburg/
                            Indosuez                                            The Standard Bank of South Africa Limited
Germany                     Dresdner Bank AG               South Korea          Standard Chartered Bank
Ghana                       Barclays Bank of Ghana Ltd.    Spain                Banco Bilbao Vizcaya Argentaria S.A. (BBVA)/
                                                                                Banco Santander Central Hispano (Bsch)
Greece                      BNP Paribas                    Sri Lanka            Standard Chartered Bank
Guinea Bissau               Societe Generale de Banques    Swaziland            Standard Bank Swaziland Limited
                            en Cote d'ivoire
Hong Kong                   HSBC                           Sweden               Skandinaviska Enskilda  Banken
Hungary                     Citibank Budapest Rt.          Switzerland          Credit Suisse First Boston
Iceland                     Landsbanki Islands             Taiwan               HSBC
India                       HSBC/Deutsche Bank AG          Thailand             Standard Chartered Bank/
                                                                                Bangkok Bank Public Company Limited
Indonesia                   HSBC                           Togo                 Societe Generale de Banques en Cote d'ivoire
Ireland                     Allied Irish Banks, plc        Trinidad & Tobago    Republic Bank Limited
Israel                      Bank Leumi LE - Israel B.M.    Tunisia              Banque Internationale Arabe de Tunisie
Italy                       Banca Commerciale Italiana /   Turkey               Osmanli Bankasi A.S. (Ottoman Bank)
                            BNP Paribas
Ivory Coast                 Societe Generale - Abidjan     United Arab Emirates HSBC Bank Middle fEast, Dubai
Jamaica                     CIBC  Trust & Merchant Bank    Ukraine              ING Bank
                            Jamaica Ltd.
Japan                       The Bank of Tokyo-Mitsubishi   United Kingdom       The Bank of New York /
                            Limited/The Fuji Bank, Limited                      The Depository & Clearing Centre (DCC)
Jordan                      HSBC Bank Middle East          United States        The Bank of New York
Kazakhstan                  ABN/AMRO                       Uruguay              BankBoston, N.A.
Kenya                       Barclays  Bank of Kenya Ltd.   Venezuela            Citibank, N.A.
Latvia                      Hansabanka Limited             Zambia               Barclays Bank of Zambia Ltd.
Lebanon                     HSBC Bank Middle East          Zimbabwe             Barclays Bank of Zimbabwe Ltd.

-----------------------------------------------------------------------------------------------------------------------------------
As of  3-27-01

                                   SCHEDULE 2

DREYFUS BASIC MONEY MARKET FUND, INC.
DREYFUS BASIC MUNICIPAL FUND, INC.
   DREYFUS BASIC MUNICIPAL MONEY MARKET PORTFOLIO
   DREYFUS BASIC INTERMEDIATE MUNICIPAL BOND PORTFOLIO DREYFUS BASIC MUNICIPAL BOND PORTFOLIO
   DREYFUS BASIC NEW JERSEY MUNICIPAL MONEY MARKET PORTFOLIO DREYFUS BASIC U.S. GOVERNMENT MONEY MARKET FUND
DREYFUS CALIFORNIA INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS CALIFORNIA TAX EXEMPT BOND FUND, INC.
DREYFUS CALIFORNIA TAX EXEMPT MONEY MARKET FUND
DREYFUS CASH MANAGEMENT
DREYFUS CASH MANAGEMENT PLUS, INC.
DREYFUS CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS CONNECTICUT MUNICIPAL MONEY MARKET FUND, INC. DREYFUS FLORIDA INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS FLORIDA MUNICIPAL MONEY MARKET FUND
DREYFUS GLOBAL GROWTH FUND
DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS
   DREYFUS GOVERNMENT CASH MANAGEMENT
   DREYFUS GOVERNMENT PRIME CASH MANAGEMENT
DREYFUS GROWTH AND VALUE FUNDS, INC.
   DREYFUS INTERNATIONAL VALUE FUND
DREYFUS INSTITUTIONAL MONEY MARKET FUND
   GOVERNMENT SECURITIES SERIES
   MONEY MARKET SERIES
DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
   DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUND
   DREYFUS INSTITUTIONAL PREFERRED PLUS MONEY MARKET FUND DREYFUS INSURED MUNICIPAL BOND FUND, INC.
DREYFUS INTERMEDIATE MUNICIPAL BOND FUND, INC.
DREYFUS INTERNATIONAL FUNDS, INC.
   DREYFUS EMERGING MARKETS FUND
   DREYFUS INTERNATIONAL GROWTH FUND
DREYFUS INVESTMENT PORTFOLIOS
   EMERGING MARKETS PORTFOLIO
   EUROPEAN EQUITY PORTFOLIO
   FOUNDERS INTERNATIONAL EQUITY PORTFOLIO
   FOUNDERS PASSPORT PORTFOLIO
   JAPAN PORTFOLIO
DREYFUS LIQUID ASSETS, INC.
DREYFUS MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND DREYFUS MASSACHUSETTS MUNICIPAL MONEY MARKET FUND
DREYFUS MASSACHUSETTS TAX EXEMPT BOND FUND
DREYFUS MONEY MARKET INSTRUMENTS, INC.
   GOVERNMENT SECURITIES SERIES
   MONEY MARKET SERIES
DREYFUS MUNICIPAL BOND FUND, INC.
DREYFUS MUNICIPAL CASH MANAGEMENT PLUS
DREYFUS MUNICIPAL MONEY MARKET FUND, INC.
DREYFUS NEW JERSEY INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS NEW JERSEY MUNICIPAL BOND FUND, INC.
DREYFUS NEW JERSEY MUNICIPAL MONEY MARKET FUND, INC.
DREYFUS NEW YORK MUNICIPAL CASH MANAGEMENT
DREYFUS NEW YORK TAX EXEMPT BOND FUND, INC.
DREYFUS NEW YORK TAX EXEMPT INTERMEDIATE BOND FUND
DREYFUS NEW YORK TAX EXEMPT MONEY MARKET FUND
DREYFUS PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND
DREYFUS PREMIER CALIFORNIA MUNICIPAL BOND FUND
DREYFUS PREMIER EQUITY FUNDS, INC.
   DREYFUS PREMIER EMERGING MARKETS FUND
DREYFUS PREMIER INTERNATIONAL FUNDS, INC.
   DREYFUS PREMIER EUROPEAN EQUITY FUND
   DREYFUS PREMIER GREATER CHINA FUND
   DREYFUS PREMIER INTERNATIONAL GROWTH FUND
   DREYFUS PREMIER JAPAN FUND
DREYFUS PREMIER MUNICIPAL BOND FUND
DREYFUS PREMIER NEW YORK MUNICIPAL BOND FUND
DREYFUS PREMIER STATE MUNICIPAL BOND FUND
   CONNECTICUT SERIES
   FLORIDA SERIES
   MARYLAND SERIES
   MASSACHUSETTS SERIES
   MICHIGAN SERIES
   MINNESOTA SERIES
   NEW JERSEY SERIES
   NORTH CAROLINA SERIES
   OHIO SERIES
   PENNSYLVANIA SERIES
   TEXAS SERIES
   VIRGINIA SERIES
DREYFUS PREMIER VALUE EQUITY FUNDS
   DREYFUS PREMIER INTERNATIONAL VALUE FUND
DREYFUS PREMIER WORLDWIDE GROWTH FUND, INC.
DREYFUS SHORT-INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS TAX EXEMPT CASH MANAGEMENT
DREYFUS TREASURY CASH MANAGEMENT
DREYFUS TREASURY PRIME CASH MANAGEMENT
DREYFUS 100% U.S. TREASURY MONEY MARKET FUND
DREYFUS VARIABLE INVESTMENT FUND
   INTERNATIONAL EQUITY PORTFOLIO
   INTERNATIONAL VALUE PORTFOLIO
   MONEY MARKET PORTFOLIO
   SPECIAL VALUE PORTFOLIO
DREYFUS WORLDWIDE DOLLAR MONEY MARKET FUND, INC.
GENERAL CALIFORNIA MUNICIPAL BOND FUND, INC.
GENERAL CALIFORNIA MUNICIPAL MONEY MARKET FUND
GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC.
   GENERAL GOVERNMENT SECURITIES MONEY MARKET FUND
   GENERAL TREASURY PRIME MONEY MARKET FUND
GENERAL MONEY MARKET FUND, INC.
GENERAL MUNICIPAL BOND FUND, INC.
GENERAL MUNICIPAL MONEY MARKET FUNDS, INC.
   GENERAL MUNICIPAL MONEY MARKET FUND
GENERAL NEW YORK MUNICIPAL BOND FUND, INC.